UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2020

GOLDEN NUGGET ONLINE GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38893	83-3593048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South, Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GNOG	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	GNOGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 29, 2020 (the “Closing Date”), Golden Nugget Online Gaming, Inc. (formerly known as Landcadia Holdings II, Inc.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Golden Nugget Online Gaming, LLC (formerly known as Golden Nugget Online Gaming, Inc.), a New Jersey limited liability company and wholly-owned subsidiary of GNOG Holdco (as defined below) (“GNOG LLC”), pursuant to the Purchase Agreement, dated as of June 28, 2020 (as amended, the “Purchase Agreement”), by and among the Company, LHGN HoldCo, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Landcadia Holdco”), Landry’s Fertitta, LLC, a Texas limited liability company (“LF LLC”), GNOG Holdings, LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of LF LLC (“GNOG Holdco”), and GNOG LLC. The transactions contemplated by the Purchase Agreement are referred to herein as the “Business Combination.”

Pursuant to the Purchase Agreement, on the Closing Date, LF LLC contributed all of its membership interests in GNOG HoldCo to Landcadia HoldCo (the “GNOG Contribution”), in exchange for (i) 31,350,625 Class B membership interests in Landcadia HoldCo (the “HoldCo Class B Units”), (ii) a corresponding number of shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B common stock”), each of which entitle the holder thereof to 10 votes per share, subject to the adjustments and limitations described below, (iii) cash consideration in an amount of $30.0 million (the “Closing Cash Consideration”) and (iv) the repayment of $150.0 million of the principal amount outstanding under that certain Credit Agreement, dated as of April 28, 2020, by and among GNOG LLC, LF LLC, Jefferies Finance LLC, Coöperatieve Rabobank U.A., New York Branch, Keybanc Capital Markets Inc., Citizens Bank, N.A., and the lenders party thereto, as amended from time to time (as amended, the “Credit Agreement”), and a related prepayment premium in an amount of approximately $24.0 million (together, the “Credit Agreement Payoff Amount”), as well as accrued and unpaid interest in an amount of approximately $4.9 million.

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from Landcadia Holdings II, Inc. to Golden Nugget Online Gaming, Inc. The Company is now operated as an umbrella partnership C-corporation, or “Up-C,” meaning that substantially all of the assets of the Company are held indirectly through GNOG LLC and the business of the Company is conducted through GNOG LLC. The Company’s only direct asset is its 54.1% membership interests in Landcadia HoldCo, which owns all of the equity interests in GNOG Holdco and GNOG LLC.

Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including GNOG LLC and its subsidiaries, after the Closing, and “Landcadia” refers to the registrant prior the Closing.

Item 1.01.	Entry into a Material Definitive Agreement.

A&R HoldCo LLC Agreement

On December 29, 2020, in connection with the Closing, the Company, Landcadia HoldCo and LF LLC entered into the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo (the “A&R HoldCo LLC Agreement”), which provides, among other things, that beginning 180 days after the Closing, each holder of HoldCo Class B Units will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of Class B common stock) for either one share of Class A common stock or, or at the election of the Company, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of one share of Class A common stock. In addition, the A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of payments to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note (as defined below), with such payments and equity issuances being treated as capital transactions for accounting purposes. The additional HoldCo LLC Class B Units will be issued at the then-current market price of Class A common stock calculated as set forth in the A&R HoldCo LLC Agreement.

The foregoing description of the A&R HoldCo LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R HoldCo LLC Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Tax Receivable Agreement

On December 29, 2020, in connection with the Closing, the Company entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with LF LLC. The Tax Receivable Agreement provides for payment by the Company to LF LLC in respect of 85% of the U.S. federal, state and local income tax savings allocable to the Company from Landcadia HoldCo and arising from certain transactions, including (a) certain transactions contemplated under the Purchase Agreement and (b) the exchange of LF LLC’s HoldCo Class B Units for shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), as determined on a “with and without” basis, and for an early termination payment by the Company to LF LLC in the event of a termination with a majority vote of disinterested directors, a material breach of a material obligation, or a change of control, subject to certain limitations, including in connection with available cash flow and financing facilities. Assuming no exchange of LF LLC’s HoldCo Class B Units pursuant the A&R HoldCo LLC Agreement (as defined below), the estimated liability under the Tax Receivable Agreement (“TRA liability”) is $24.2 million, subject to adjustment as provided in the Tax Receivable Agreement. Payments for such TRA liability will, subject to certain limitations, including in connection with available cash flow and financing facilities, be made annually in cash and are expected to be funded with tax distributions from Landcadia HoldCo. The Tax Receivable Agreement payments will commence in the year following the Company’s ability to realize tax savings provided through the transaction and, at this time, are expected to commence in 2025 (with respect to taxable periods ending in 2024). The amount and timing of such Tax Receivable Agreement payments may vary based upon a number of factors. The Tax Receivable Agreement also provides for an accelerated lump sum payment on the occurrence of certain events, among them a change of control. Based upon certain assumptions, it is estimated that such early termination payment could amount to approximately $257.4 million. It is anticipated that such early termination payments may be made from the proceeds of such change of control transaction; however, the Company may be required to fund such early termination payments from other sources and there can be no assurances that the Company will be able to finance such obligations in a manner that does not adversely affect its working capital or financial conditions.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Lock-Up Amendment

At the Closing, certain insiders of the Company, including Tilman J. Fertitta and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), a New York corporation (“JFG Sponsor”), and certain of the Company’s directors, entered into an amendment (the “Lock-Up Amendment”) to that certain letter agreement entered into on May 6, 2019 in connection with the Company’s initial public offering (the “Letter Agreement”), which added an additional acceleration event to the lock-up period contemplated under the Letter Agreement based on a price target of $15.00 per share of the Class A common stock following a period of 60 days after the Closing. The Letter Agreement and the lock-up period thereunder does not apply to the HoldCo Class B Units or shares of Class B common stock to be received by LF LLC pursuant to the Purchase Agreement.

The foregoing description of the Lock-Up Amendment does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On December 29, 2020, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with JFG Sponsor, Tilman Fertitta and LF LLC, which amended and restated that certain registration rights agreement, dated May 6, 2019, by and among Landcadia and certain of its initial investors, to include shares of Class A common stock issuable pursuant to the Purchase Agreement and the A&R HoldCo LLC Agreement.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Second A&R Intercompany Note

On December 29, 2020, in connection with the Closing, LF LLC and GNOG LLC entered into the Second A&R Intercompany Note, which amended and restated that certain Amended and Restated Intercompany Note, dated as of December 16, 2020 by LF LLC and GNOG LLC (the “First A&R Intercompany Note”), to continue to act as a guarantee to the Credit Agreement and provided for, among other things, (a) a reduction in the principal amount outstanding under the First A&R Intercompany Note by $150.0 million, which reduction occurred at Closing, and (b) a reduction in the amounts payable thereunder to 6% per annum, to be paid quarterly on the outstanding balance from day to day thereunder. The Second A&R Intercompany Note will continue to provide for a corresponding reduction in the remaining principal amount due and owing thereunder for each payment made under the Credit Agreement that reduces the principal amount of the loans under the Credit Agreement. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of the payments described in clause (b) above to be made by LF LLC to GNOG LLC pursuant to the terms of the Second A&R Intercompany Note, with such payments and equity issuances being treated as capital transactions for accounting purposes.

The foregoing description of the Second A&R Intercompany Note does not purport to be complete and is qualified in its entirety by the full text of the Second A&R Intercompany Note, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Trademark Licensing Agreement

On December 29, 2020, in connection with the Closing, GNOG LLC, Golden Nugget, LLC (“Golden Nugget”) and GNLV, LLC (“GNLV”) entered into a trademark license agreement (the “Trademark License Agreement”), pursuant to which GNLV has granted to GNOG LLC an exclusive license to use certain “Golden Nugget” trademarks (and other trademarks related to GNOG LLC’s business) in connection with operating online real money casino gambling and sports wagering in the U.S. and any of its territories, subject to certain restrictions. The license has a twenty-year term that commenced on the Closing Date. During the term of the agreement, GNOG LLC has agreed to pay Golden Nugget a monthly royalty payment equal to 3% of Net Gaming Revenue (as defined therein). Upon the tenth and fifteenth anniversary of the effective date of the Trademark License Agreement, the monthly royalty amount payable to GNLV will be adjusted to equal the greater of (i) 3% of Net Gaming Revenue and (ii) the fair market value of the licenses (as determined by an independent appraiser, if necessary).

While the trademarks licensed under the Trademark License Agreement generally will be exclusively licensed to GNOG LLC, in the event that (i) a new market or opportunity becomes available (e.g., pursuant to the legalization of online gaming in another jurisdiction), and (ii) GNOG LLC is unwilling, unable or otherwise fails to pursue such market or opportunity, Golden Nugget will be permitted to pursue such market or opportunity and utilize the trademarks covered by the Trademark License Agreement with respect thereto. For the avoidance of doubt, nothing in the Trademark License Agreement will restrict GNOG LLC (or Golden Nugget) from owning or operating an online-based casino using marks that are not covered by the A&R Trademark License Agreement.

The foregoing description of the Trademark License Agreement does not purport to be complete and is qualified in its entirety by the full text of the Trademark License Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

A&R Online Gaming Operations Agreement

On December 29, 2020, in connection with the Closing, GNOG LLC and Golden Nugget Atlantic City, LLC (“GNAC”) entered into an amended and restated online gaming operations agreement (the “A&R Online Gaming Operations Agreement”), pursuant to which GNAC granted GNOG LLC the right to host, manage, control, operate, support and administer, under GNAC’s land-based casino operating licenses, the Golden Nugget-branded online gaming business, live dealer studio in New Jersey and the third-party operators. In addition, GNOG LLC is responsible for managing, administering and operating its online gaming business and providing services to GNAC in connection with the management and administration of certain platform agreements and GNAC is required to provide certain operational and infrastructure services to GNOG LLC in connection with its New Jersey operations. In addition to the 3% royalty payable pursuant to the A&R Trademark License Agreement as described above, GNOG LLC is also obligated to reimburse GNAC for certain expenses incurred by GNAC in connection with the New Jersey online gaming business, such as New Jersey licensing costs, regulatory fees, certain gaming taxes and other expenses incurred by GNAC directly in connection with GNOG LLC’s operations in New Jersey. The A&R Online Gaming Operations Agreement has a term of five years commencing from April 2020 and is renewable by GNOG LLC for an additional five-year term. The A&R Online Gaming Operations Agreement also provides for, among other things, (a) minimum performance standards under which GNOG LLC is required to operate the Golden Nugget online gaming business, and (b) an arms-length risk allocation framework (including with respect to insurance and indemnification obligations).

The foregoing description of the A&R Online Gaming Operations Agreement does not purport to be complete and is qualified in its entirety by the full text of the A&R Online Gaming Operations Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated herein by reference.

Winter Employment Agreement

On December 29, 2020, in connection with the Closing, Thomas Winter entered into an employment agreement with GNOG LLC, which superseded and replaced Mr. Winter’s existing employment agreement with GNOG LLC (the “Winter Employment Agreement”). Subject to earlier termination in accordance with its terms, the Winter Employment Agreement provides for a term through December 31, 2024, with an annual base salary of $400,000 and annual restricted stock awards in an amount equal to $600,000 under the Incentive Plan (as defined below), with each such award to vest in two equal installments over a two-year service period. Additionally, the Winter Employment Agreement provides for (i) an annual performance bonus opportunity equal to 175% of Mr. Winter’s base salary (but, in any event, not to exceed $700,000), based upon the attainment of certain performance metrics established by the Company’s chief executive officer (the “CEO”) or compensation committee of the Company’s board of directors, if applicable (the “Annual Performance Bonus”), (ii) an annual discretionary bonus in an amount up to $300,000, payable in cash or restricted stock, to be paid at the sole discretion of the CEO or the compensation committee, if applicable (the “Annual Discretionary Bonus”), (iii) upon the Closing, an initial equity award of 1,000,000 restricted stock units (the “Initial Equity Award”), and (iv) upon the Closing, an initial cash award of $7,500,000 (the “Initial Cash Award”) to be payable as follows: (a) $2,500,000 within five days of the Closing, (b) $2,500,000 within one year of the Closing, and (c) $2,500,000 within two years of the Closing.

Mr. Winter’s employment may be terminated by either the Company or Mr. Winter at any time and for any reason upon 30 day’s prior written notice. Mr. Winter is entitled to certain severance benefits upon a termination without Cause (as defined in the Winter Employment Agreement) or if Mr. Winter terminates his own employment for Good Reason (as defined in the Winter Employment Agreement) during the term. Such severance benefits are conditioned upon a release of claims in favor of GNOG LLC and include: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued by unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; (3) 1.0 times Mr. Winter’s base salary as in effect immediately prior to the termination date; (4) a payment equal to the product of (x) the target amount of the Annual Performance Bonus for the fiscal year in which the termination date occurs, and (y) a fraction, the numerator of which is the number of days Mr. Winter was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”); (5) if continuation coverage is timely and properly elected, a health plan continuation coverage subsidy in the form of reimbursement for up to the twelve-month period following the termination date; and (6) any unvested equity awards granted to Mr. Winter will accelerate and fully-vest upon such termination. If Mr. Winter’s employment terminates because of his death or disability (as defined in the employment agreement) during the term, Mr. Winter will receive: (1) the balance of the Initial Cash Award not yet paid; (2) any accrued but unpaid Annual Performance Bonus with respect to any completed calendar year immediately preceding the termination date; and (3) any unvested equity awards granted to Mr. Winter will accelerate and fully-vest upon such termination.

The foregoing description of the Winter Employment Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Winter Employment Agreement, a copy of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Indemnification Agreements

On December 29, 2020, in connection with the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or officer to the fullest extent permitted by applicable law for claims arising in his or her capacity as a director or officer of the Company.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On December 29, 2020, the Business Combination was approved by the stockholders of the Company at the special meeting in lieu of the 2020 annual meeting of stockholders (the “Special Meeting”). The Business Combination was completed on December 29, 2020.

The aggregate consideration for the Business Combination was $522.4 million, consisting of (i) $313.5 million payable in 31,350,625 HoldCo Class B Units and 31,350,625 shares of Class B common stock, (ii) $30 million in Closing Cash Consideration and (iii) the repayment of $150.0 million, representing one-half of the existing principal amount owed by GNOG LLC under the Credit Agreement, together with related prepayment premium of approximately $24.0 million, as well as accrued and unpaid interest in an amount of approximately $4.9 million. Houlihan Lokey rendered an opinion as to the fairness, from a financial point of view, to the Company, of the consideration to be paid by the Company pursuant to the Purchase Agreement.

Tilman J. Fertitta, our Chief Executive Officer and Chairman and one of the sponsors, and the former Chief Executive Officer and Co-Chairman of Landcadia, indirectly owns all of the equity interests in LF LLC which, prior to the Closing of the Business Combination, owned all of the equity interests in GNOG HoldCo and GNOG LLC.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

●	36,982,320 shares of Class A common stock;
●	31,350,625 shares of Class B common stock;
●	16,425,000 warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share.

As of the Closing Date and following the completion of the Business Combination, LF LLC owned 31,350,625 HoldCo Class B Units and 31,350,625 shares of Class B common stock. Pursuant to the terms of the A&R HoldCo LLC Agreement, beginning 180 days after the Closing, LF LLC will be entitled to cause Landcadia HoldCo to exchange all or a portion of its HoldCo Class B Units (upon the surrender of a corresponding number of shares of Class B common stock), on a one for-one basis, for either shares of Class A common stock, or at the election of the Company, in its capacity as the sole managing member of Landcadia HoldCo, the cash equivalent of the market value of such shares of Class A common stock, each of which is redeemable on a one-for-one basis for shares of Class A Common Stock.

Immediately following the Closing and by virtue of the holdings by Mr. Fertitta and his affiliates, including LF LLC, of shares of Class A common stock and Class B common stock, Mr. Fertitta beneficially owns approximately 11.1% of the economic interests of the Company (excluding any shares of Class A common stock that may be issued upon exercise of the warrants held by them) and 79.9% of the voting power of the capital stock of the Company (after the automatic downward adjustment of Mr. Fertitta and his affiliates’ voting power in accordance with the terms of the Fourth Amended and Restated Charter (as defined below)). Mr. Fertitta and his affiliates beneficially own approximately 45.9% of the economic interests of Landcadia HoldCo through LF LLC’s HoldCo Class B Units, which carry no voting rights. In addition, Landcadia HoldCo owns all of the equity interests in GNOG HoldCo, which owns all of the equity interests in GNOG LLC.

The rules of the Nasdaq Stock Market (“Nasdaq”) define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. As noted above, following the completion of the Business Combination, Mr. Fertitta and his affiliates hold 79.9% of the voting power of the Company. As a result, the Company is a controlled company under the Nasdaq listing rules. As a “controlled company,” the Company qualifies for exemptions from certain corporate governance rules, including (i) a board of directors comprised of a majority of independent directors; (ii) compensation of the Company’s executive officers being determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; (iii) a compensation committee charter which, among other things, provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and (iv) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Following the Closing, the Company intends to rely on the exemptions described in clauses (i), (ii), (iii) and (iv) above. If the Company ceases to be a “controlled company,” and its securities are still listed on Nasdaq, it will be required to comply with these requirements by the date its status as a “controlled company” changes or within specified transition periods applicable to certain provisions, as the case may be.

Prior to the Closing, the Landcadia was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose assets primarily consist of interests in its subsidiaries, including GNOG LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this Current Report on Form 8-K. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the risk that the Business Combination disrupts current plans and operations;

•	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	factors relating to the future business, operations and financial performance of GNOG LLC, including:

•	GNOG LLC’s inability to compete with other forms of entertainment for consumers’ discretionary time and income;

•	market conditions and global and economic factors beyond GNOG LLC’s control, including the potential adverse effects of the ongoing global COVID-19 pandemic and reductions in discretionary consumer spending, among others;

•	GNOG LLC’s inability to attract and retain users;

•	GNOG LLC’s inability to profitably expand into new markets;

•	changes in applicable laws or regulations;

•	the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of GNOG LLC’s business;

•	the possibility that the Company or GNOG LLC may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in Landcadia’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 2, 2020 (the “Proxy Statement”) relating to the Special Meeting, which is incorporated herein by reference.

Business

The business of Landcadia prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About the Company,” which is incorporated herein by reference. The business of GNOG LLC prior to the Business Combination is described in in the Proxy Statement in the section entitled “Business of GNOG,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Business Combination are set forth in the Proxy Statement in the section entitled “Risk Factors,” which is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement in the section entitled “Business of GNOG – Property,” which is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report concerning the financial information of GNOG LLC, which is incorporated herein by reference. Reference is further made to the disclosures contained in the Proxy Statement in the sections titled “Summary Historical Financial Information of GNOG” and “GNOG Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock as of December 29, 2020, after giving effect to the Closing, by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of the Company’s common stock is based on 36,982,320 shares of Class A common stock and 31,350,625 shares of Class B common stock issued and outstanding as of December 29, 2020.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock Beneficially Owned	%	Number of Shares of Class B Common Stock Beneficially Owned	%	% of Total Voting Power**
Directors and Executive Officers
Tilman J. Fertitta(2)	7,032,292	17.6	31,350,625	100	79.9
Richard H. Liem	-	-	-	-	-
Steven L. Scheinthal	-	-	-	-	-
Michael S. Chadwick	-	-	-	-	-
G. Michael Stevens	-	-	-	-	-
Scott Kelly	-	-	-	-	-
Thomas Winter	-	-	-	-	-
Michael Harwell	-	-	-	-	-
All Executive Officers and Directors as a Group (eight individuals)	7,032,292	17.6	31,350,625	100	79.9
Greater than 5% Stockholders
Davidson Kempner(3)	2,000,000	5.4	-	-	*

* Less than 1%.

** Percentage of total voting power represents the combined voting power with respect to all shares of Class A common stock and Class B common stock, voting as a single class. As described elsewhere herein, each share of Class B common stock is entitled to 10 votes per share, subject to certain limitations described herein, and each share of Class A common stock is entitled to one vote per share.

(1)	Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Golden Nugget Online Gaming, Inc., 1510 West Loop South, Houston, Texas 77027.
(2)	The number of shares of Class A common stock includes 2,941,667 shares of Class A common stock underlying the private placement warrants held by Mr. Fertitta. LF LLC is the record holder of the shares of Class B common stock reported herein. LF LLC is indirectly owned by Fertitta Entertainment, Inc. (“FEI”) and Mr. Fertitta is the owner of FEI. As such, Mr. Fertitta may be deemed to have beneficial ownership of the shares of Class B common stock held directly by LF LLC.
(3)	According to a Schedule 13G filed on May 17, 2019, Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, LP. (“DKIP”) and Davidson Kempner International, Ltd., (“DKIL”) hold the interests shown. MHD Management Co. (“MHD”) is the general partner of DKP and MHD Management Co. GP, L.L.C. is the general partner of MHD. Davidson Kempner Capital Management LP (“DKCM”) is responsible for the voting and investment decisions of DKP, DKIP and DKIL. Thomas L. Kempner, Jr. and Anthony A. Yoseloff, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL. The address of each of these entities is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, New York 10022.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Transaction,” which is incorporated herein by reference.

In connection with and effective upon the Closing, each of Landcadia’s officers and directors resigned, with the exception of Mr. Fertitta.

In addition, effective upon the Closing, the size of the Company’s board of directors (the “Board”) was increased from five to six members. At the Special Meeting, each of Michael S. Chadwick, Tilman J. Fertitta, Scott J. Kelly, Richard H. Liem, Steven L. Scheinthal and G. Michael Stevens and were elected by the Company’s stockholders to serve as directors of the Company, with terms expiring at the Company’s 2021 annual meeting of stockholders.

Director Independence

The Board has determined that each of Messrs. Chadwick, Kelly, and Stevens are independent within the meaning of the Nasdaq rules and the applicable SEC rules.

Committees of the Board of Directors

Following the Closing, the only standing committee of the board is the audit committee (the “Audit Committee”). The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available on the Company’s website, and include, among others:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by the Company;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and the Company to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction; and

•	reviewing with management, the independent registered public accounting firm, and the Company‘s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company‘s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Effective upon the Closing, the Board appointed Messrs. Chadwick, Kelly and Stevens as members of the Audit Committee. All members of the Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and the Board has determined that Mr. Chadwick is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC.

Executive Compensation

Information with respect to the executive compensation of GNOG LLC’s executive officers and directors prior to the Closing is described in the Proxy Statement in the section entitled “Executive Compensation,” which is incorporated herein by reference.

The Board adopted and the stockholders of the Company approved the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan (the “Incentive Plan”), effective upon Closing. The material terms of the Incentive Plan are described in the section entitled “Proposal No. 6 – The Incentive Plan Proposal” in the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the Incentive Plan is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Certain Relationships and Related Transactions

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

The information set forth in the section entitled “Certain Relationships and Related Party Transactions” in the Proxy Statement is incorporated herein by reference.

On December 31, 2020, the Company agreed that it would, in lieu of LF LLC, pay the required interest payment of $2.3 million to GNOG LLC due on such date under the Second A&R Intercompany Note. As a result of the Company making such payment, no shares of Class B common stock or HoldCo Class B Units were issued to LF LLC under the HoldCo LLC Agreement.

Legal Proceedings

Information with respect to the legal proceedings is described in the Proxy Statement in the section entitled “Litigation Relating to the Transaction,” which is incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

In connection with the Closing, the shares of Class A common stock and warrants began trading on The Nasdaq Global Market under the symbols “GNOG” and “GNOGW,” respectively. Landcadia’s units automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq. There is no public market for the shares of Class B common stock.

As of the Closing Date, there were approximately three holders of record of Class A common stock and 1 holder of record of Class B common stock. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

The Company has not paid any cash dividends on its common stock to date. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Information about unregistered sales of the Company’s equity securities is set forth under Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s common stock, preferred stock and warrants is included in the Proxy Statement in the section entitled “Description of Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the sections of the Proxy Statement entitled “Information about the Company – Limitation on Liability and Indemnification of Officers and Directors” and “Certain Relationships and Related Transactions – Indemnification Agreements and Directors and Officers Liability Insurance” and under “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of April 28, 2020 (“Credit Agreement Closing Date”), Golden Nugget Online Gaming, Inc. (predecessor to GNOG LLC) (“GNOG Inc.”) entered into the Credit Agreement by and among LF LLC, as parent, GNOG, Inc., as borrower, the lenders from time to time party thereto (“Lenders”), and Jefferies Finance LLC, as agent for the Lenders (“Agent”).

The Credit Agreement was amended on June 12, 2020 by the First Amendment to Credit Agreement and on June 29, 2020 by the Second Amendment to Credit Agreement to amend certain provisions to permit GNOG Holdco and LF LLC to enter into the Purchase Agreement and consummate the transaction including, but not limited to, amendments to permit the formation of GNOG Holdco, the conversion of GNOG Inc. into a limited liability company by merging with and into GNOG LLC (the “GNOG Conversion”), and the sale by LF LLC of the equity in GNOG Holdco. (Unless the context otherwise indicates, references below in this Item 2.03 to “Credit Agreement” refer to the Credit Agreement, as amended.)

The Credit Agreement originally provided for senior secured term loans in the aggregate amount of $300.0 million as of the Credit Agreement Closing Date. After giving effect to the transaction, including the payment of the Credit Agreement Payoff Amount, the aggregate principal amount of indebtedness under the Credit Agreement is $150.0 million. The outstanding senior secured term loans under the Credit Agreement are set to mature on October 4, 2023. All outstanding term loans bear interest on the daily balance thereof, at the option of GNOG LLC, at either (1) an adjusted LIBOR or (2) a base rate, in each case plus an applicable margin. The applicable margin is 12% with respect to LIBOR loans and 11% with respect to base rate loans. Following the Closing, LF LLC will make payments to GNOG LLC under the Second A&R Intercompany Note in an amount equal to 6% per annum, paid quarterly, on the outstanding balance from day to day thereunder. The cash from such payments may be used to alleviate the payments due under the Credit Facility, but do not reduce the principal balance of the Second A&R Intercompany Note. These payments and the related equity issuance will be treated as capital transactions for accounting purposes. The A&R HoldCo LLC Agreement provides for additional issuances of HoldCo Class B Units and the equivalent number of shares of Class B common stock to LF LLC in consideration of payments described in the preceding sentence.

On November 30, 2020, GNOG HoldCo and Agent entered into joinder agreements to (i) the Security Agreement to grant a first priority pledge of equity interests owned by GNOG HoldCo and a first priority security interest in substantially all of GNOG HoldCo’s assets, and (ii) the Guaranty Agreement to guarantee to the Agent in favor of the Lenders the guaranteed obligations. Also on November 30, 2020, GNOG Inc., GNOG LLC and Agent entered into the following documentation to effect the GNOG Conversion: (i) a Successor Borrower Assumption Agreement pursuant to which GNOG LLC expressly assumed all of GNOG Inc.’s obligations under the Credit Agreement, (ii) a Reaffirmation Agreement pursuant to which GNOG HoldCo, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG HoldCo or GNOG LLC confirmed that its guarantee of, and grant of any lien as security for, the obligations of GNOG Inc. shall apply to GNOG LLC, and (iii) an Officer’s Certificate, certifying that the merger complies with the Credit Agreement and no event of default then exists or would result therefrom.

Effective as of the Closing, the obligations of GNOG LLC under the Credit Agreement and certain of its obligations under hedging arrangements, cash management arrangements, or other bank products, as applicable, continue to be unconditionally guaranteed by the LF LLC, GNOG Holdco, and each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. organized restricted subsidiary of GNOG LLC (together with GNOG Holdco, the “Guarantors”). After giving effect to the transaction, the Credit Agreement is secured by (i) a first priority pledge of the equity interests owned by GNOG Holdco, GNOG LLC and of each direct, wholly-owned restricted subsidiary of GNOG Holdco or GNOG LLC, (ii) a first priority security interest in substantially all of the assets (subject to customary exceptions) of GNOG Holdco, GNOG LLC and each direct, wholly-owned restricted subsidiary of GNOG LLC, including the Second A&R Intercompany Note, the outstanding principal amount of which will be reduced dollar for dollar by the amount of any principal payments under the Credit Agreement, and (iii) a collateral assignment by LF LLC of a promissory note payable to LF LLC made by Golden Nugget, which note is secured by a security interest in substantially all the assets of Golden Nugget, and its existing and subsequently acquired or organized direct or indirect wholly-owned US organized restricted subsidiaries, consisting of casino properties and more than 600 restaurant locations (subject to customary exceptions), on a pari passu basis with the liens securing the existing senior bank indebtedness of Golden Nugget.

The Credit Agreement contains a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of GNOG LLC and its restricted subsidiaries, and where applicable, the Guarantors, to:

•	incur additional indebtedness, issue disqualified stock and make guarantees;

•	incur liens on assets;

•	engage in mergers or consolidations or fundamental changes;

•	sell assets;

•	pay dividends and distributions or repurchase capital stock;

•	make investments, loans and advances, including acquisitions;

•	amend organizational documents and certain intercompany agreements;

•	enter into certain agreements that would restrict the ability to pay dividends;

•	repay certain junior indebtedness; and

•	change the conduct of its business.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments, dividends and distributions, and prepayments of junior indebtedness subject, in each case, to compliance with certain financial metrics and certain other conditions and (ii) a number of other traditional exceptions that grant GNOG LLC and the other loan parties continued flexibility to operate and develop their businesses. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the First Amendment to Credit Agreement and the Second Amendment to Credit Agreement, copies of which are attached as Exhibit 10.15 and Exhibit 10.16, respectively, and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Closing Date, the Company issued 31,350,625 shares of Class B common stock to LF LLC and an aggregate of 5,362,500 shares of Class A common stock to Mr. Fertitta and JFG Sponsor upon conversion of the shares of Class B common stock held by them in accordance with the terms of the Company’s third amended and restated certificate of incorporation. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder. Descriptions of the rights, preferences and privileges of the shares of Class B common stock are set forth in Item 2.01 under “—Description of the Company’s Securities” above.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 29, 2020, in connection with the consummation of the Business Combination, the Company amended and restated its third amended and restated certificate of incorporation (as so amended and restated, the “Fourth Amended and Restated Charter”) and amended and restated its bylaws (the “Amended and Restated Bylaws”). The material terms of the Fourth Amended and Restated Charter and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 3 – The Charter Amendment Proposal” and “Proposal No. 4 – The Advisory Charter Proposals,” which are incorporated herein by reference.

Copies of the Fourth Amended and Restated Charter and the Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth above in the “Introductory Note” and Item 2.01 is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Directors and Executive Officers,” “Director Independence,” “Committees of the Board of Directors” and “Executive Compensation” in Item 2.01 are incorporated herein by reference.

The information set forth under “Winter Employment Agreement” in Item 1.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Landcadia’s organizational documents, the Company ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Business Combination are described in the section entitled “Proposal No. 1 – The Transaction Proposal” of the Proxy Statement, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of GNOG LLC for the years ended December 31, 2019 and 2018 are included in the Proxy Statement beginning on page F-49 and are incorporated herein by reference.

The unaudited condensed financial statements of GNOG LLC for the nine months ended September 30, 2020 and 2019 are included in the Proxy Statement beginning on page F-37 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement, dated as of June 28, 2020, by and among the Company, LHGN HoldCo, LLC, Golden Nugget Online Gaming, Inc., GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on June 29, 2020).
2.2	Amendment to the Purchase Agreement, dated as of September 17, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, Inc., GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on September 22, 2020).
2.3	Second Amendment to the Purchase Agreement, dated as of December 20, 2020, by and among Landcadia Holdings II, Inc., LHGN HoldCo, LLC, Golden Nugget Online Gaming, LLC, GNOG Holdings, LLC and Landry’s Fertitta, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by the Company on December 21, 2020).
3.1	Fourth Amended and Restated Certificate of Incorporation of Golden Nugget Online Gaming, Inc.
3.2	Amended and Restated Bylaws of Golden Nugget Online Gaming, Inc.
4.1	Warrant Agreement, dated May 6, 2019, between the Company and Continental Stock Transfer &Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed by the Company on May 9, 2019).
10.1	Amended and Restated Limited Liability Company Agreement of LHGN HoldCo, LLC, dated as of December 29, 2020, by and among the Company, Landry’s Fertitta, LLC and the other members party thereto.
10.2	Tax Receivable Agreement, dated as of December 29, 2020, by and among the Company, LHGN HoldCo, LLC and Landry’s Fertitta, LLC.
10.3	Amendment to Letter Agreement, dated as of December 29, 2020, by and among the Company, Tilman J. Fertitta, Jefferies Financial Group Inc. and the other signatories thereto.
10.4	Amended and Restated Registration Rights Agreement, dated as of December 29, 2020, by and among the Company, Jefferies Financial Group Inc., Tilman J. Fertitta, Landry’s Fertitta, LLC and the other parties thereto.
10.5	Second Amended and Restated Intercompany Note, dated as of December 29, 2020, between the Company and Landry’s Fertitta, LLC.
10.6	Trademark License Agreement, dated as of December 29, 2020, by and among Golden Nugget, LLC, GNLV, LLC and Golden Nugget Online Gaming, LLC.

10.7	Amended and Restated Online Gaming Operations Agreement, dated as of December 29, 2020, by and between Golden Nugget Online Gaming, LLC and Golden Nugget Atlantic City, LLC.
10.8	Sponsor Forfeiture and Call-Option Agreement, dated as of June 28, 2020, by and between the Company and Jefferies Financial Group, Inc. (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by the Company on June 29, 2020).
10.9	Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan.
10.10	Employment Agreement, dated as of December 29, 2020, by and between GNOG LLC and Thomas Winter.
10.11	Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan Restricted Stock Unit Award Agreement for Thomas Winter.
10.12	Form of Indemnification Agreement.
10.13	Letter Agreement, dated as of May 6, 2019, by and among the Company, Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal, Nicholas Daraviras, G. Michael Stevens, Michael Chadwick, Jefferies Financial Group Inc. and Fertitta Entertainment, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 9, 2019).
10.14	Letter Agreement, dated as of May 12, 2020, by and between the Company and Scott Kelly (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed by the Company on May 14, 2020).
10.15	First Amendment to Credit Agreement, dated as of June 12, 2020, by and among Golden Nugget Online Gaming, Inc., Landry’s Fertitta, LLC, Jefferies Finance LLC and the other parties thereto.
10.16	Second Amendment to Credit Agreement, dated as of June 29, 2020, by and among Golden Nugget Online Gaming, Inc., Jefferies Finance LLC and the other parties thereto.
10.17*	Online Gaming Operations Agreement, dated as of November 18, 2020, by and between Golden Nugget Online Gaming, Inc. and Danville Development, LLC.
21.1	Subsidiaries of the Company.
99.1	Unaudited pro forma condensed consolidated combined financial information of the Company for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020.

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN NUGGET ONLINE GAMING, INC.

	By:	/s/ Tilman J. Fertitta
Name: Tilman J. Fertitta
Title: Chief Executive Officer and Chairman

Dated: January 5, 2021